UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 26, 2012

SERVISFIRST BANCSHARES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-53149	26-0734029
(Commission File Number)	(IRS Employer Identification No.)

850 Shades Creek Parkway, Birmingham, Alabama	35209
(Address of Principal Executive Offices)	(Zip Code)

(205) 949-0302

(Registrant’s Telephone Number, Including Area Code)

________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 26, 2012, ServisFirst Bancshares, Inc. (the "Company") held its 2012 Annual Meeting of Stockholders. At such meeting, the stockholders of the Company elected six directors to serve until the 2013 Annual Meeting of Stockholders and until their successors are duly elected, ratified the appointment of KPMG, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2012, adopted an advisory resolution approving the Company's executive compensation, approved an amendment to the Company Certificate of Incorporation increasing the number of authorized shares of common stock from 15 million to 50 million. The votes cast on such matters were as follows:

Proposal 1

Election of Directors

Nominee	For	Withhold	Abstain
Stanley M. Brock	4,044,281	4,000	--
Thomas A. Broughton III	4,044,281	4,000	--
Joseph R. Cashio	4,044,281	4,000	--
James J. Filler	4,044,281	4,000	--
Michael D. Fuller	4,044,281	4,000	--
Hatton C.V. Smith	4,044,281	4,000	--

Proposal 2

Ratification of KPMG, LLP as Independent Registered Public Account Firm

for the year ending December 31, 2012

For	Against	Abstain
4,047,281	1,000	--

Proposal 3

Approval of Executive Compensation

For	Against	Abstain
3,990,598	49,683	8,000

Proposal 4

Approval of Amendment to Certificate of Incorporation

For	Against	Abstain
3,976,297	57,934	14,050

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SERVISFIRST BANCSHARES, INC.

Date: May 1, 2012	By:	/s/Thomas A. Broughton III
Thomas A. Broughton III
Chief Executive Officer